Exhibit 1.02


                               AMENDMENT NO. 1 TO
                          MORGAN STANLEY CHARTER SERIES
                     AMENDED AND RESTATED SELLING AGREEMENT

                  The Amended and Restated Selling Agreement, dated as of July 29, 2002 (the "Selling Agreement"), among Morgan Stanley Charter Graham L.P., Morgan Stanley Charter Millburn L.P., Morgan Stanley Charter Welton L. P., Morgan Stanley Charter MSFCM L.P. and Morgan Stanley Charter Campbell L.P. (collectively, the "Partnerships"), Demeter Management Corporation, and Morgan Stanley DW Inc. ("Morgan Stanley DW") is hereby amended as set forth below. All provisions contained in the Selling Agreement remain in full force and effect and are modified only to the extent necessary to provide for the amendments set forth below. Terms used herein and not defined herein have the meaning given to such terms in the Selling Agreement.

                  1. The Partnerships plan to offer, sell, and issue an additional 9,000,000 Units of Charter Graham, 10,000,000 Units of Charter Millburn, 7,500,000 Units of Charter MSFCM and 18,000,000 Units of Charter Campbell to the public pursuant to the Registration Statements on Form S-1 and a combined Prospectus constituting a part of the Registration Statements. Morgan Stanley DW agrees to act as the Partnerships' exclusive selling agent to offer and sell the additional Units on a best efforts basis in accordance with and subject to the terms and conditions set forth in the Selling Agreement. In such connection, all references in the Selling Agreement to the "Registration Statement," "Prospectus," or "Units" shall be deemed from the date hereof to include the Registration Statements, Prospectus and Units issued in connection with the above-referenced registration of additional Units. All representations, warranties, and covenants contained in the Selling Agreement shall be deemed to be repeated on the date hereof.

                  2. Effective December 31, 2002, the General Partner terminated the offering of Units of Charter Welton. In such connection, all references in the Selling Agreement to "Partnerships" or "Partnership" from the date hereof shall be deemed to mean Charter Graham, Charter Millburn, Charter MSFCM and Charter Campbell, as the case may be.

                  3. The gross sales credit of 71% referenced in clauses (e) and
(f) of Section 5 of the Selling Agreement are hereby changed to 74%.



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                  IN WITNESS WHEREOF, this Amendment No. 1 to the Selling
Agreement has been executed on the 26th day of February, 2003.

Accepted and Agreed:                      MORGAN STANLEY CHARTER GRAHAM L.P.

MORGAN STANLEY DW INC.                    By:Demeter Management Corporation,
                                             General Partner

By:     /s/ Jeffrey A. Rothman            By:/s/ Jeffrey A. Rothman
       -------------------------             ---------------------------------
       Jeffrey A. Rothman                    Jeffrey A. Rothman
       Executive Director                    President

                                          MORGAN STANLEY CHARTER MILLBURN L.P.

                                          By:Demeter Management Corporation,
                                             General Partner

                                          By:/s/ Jeffrey A. Rothman
                                             ---------------------------------
                                             Jeffrey A. Rothman
                                             President

                                           MORGAN STANLEY CHARTER WELTON L.P.

                                          By:Demeter Management Corporation,
                                             General Partner

                                          By:/s/ Jeffrey A. Rothman
                                             ---------------------------------
                                             Jeffrey A. Rothman
                                             President

                                          MORGAN STANLEY CHARTER MSFCM L.P.

                                          By:Demeter Management Corporation,
                                             General Partner

                                          By:/s/ Jeffrey A. Rothman
                                             ---------------------------------
                                             Jeffrey A. Rothman
                                             President

                                          MORGAN STANLEY CHARTER CAMPBELL L.P.

                                          By:Demeter Management Corporation,
                                             General Partner

                                          By:/s/ Jeffrey A. Rothman
                                             ---------------------------------
                                             Jeffrey A. Rothman
                                             President

                                          DEMETER MANAGEMENT CORPORATION

                                          By:/s/ Jeffrey A. Rothman
                                             ---------------------------------
                                             Jeffrey A. Rothman
                                             President